Charles J. Scimeca
                       1748 Independence Blvd, Suite D-1
                            Sarasota. Florida 34234

July 28, 1999

Dear Board Members, Yankee Companies and Stockholders:

Due to personal reasons I will be resigning as President, Chief Executive Officer and Director of AmeriNet Group.com, Inc. effective August 6, 1999.


Sincerely,

/s/ Charles J. Scimeca
Charles J. Scimeca
President, AmeriNet Group.com, Inc.


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